UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): October 25, 2022

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including those regarding the Asset Purchase Agreement (as defined), future financial and operating results and any other statements about Onfolio Holdings Inc.’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as anticipate, intend, believe, estimate, plan, seek, project or expect, may, will, would, could or should, the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including; difficulties in integration or a failure to attain anticipated operating results or synergies, each of which could affect the accretiveness of the acquisitions, and the other factors described in Onfolio Holdings Inc.’s public filings filed with the Securities and Exchange Commission. Onfolio Holdings Inc. undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. You are further advised to review the Risk Factors set forth in Onfolio Holdings Inc.’s Registration Statement on Form S-1, which further detail and supplement the factors described in this paragraph.

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement - Hoang Huu Thinh

As previously reported, on October 3, 2022, Onfolio, LLC, Onfolio Holdings Inc.’s (the “Company”) wholly owned subsidiary, entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Hoang Huu Thinh, an individual (“Thinh”) for the purchase of substantially all of the assets utilized in the operation of the business of providing a suite of optimization, customization, privacy and security products and services for WordPress websites (the “BWPS Business”), with the core BWPS Business offerings consisting of (i) the WordPress plugin known as PREVENT DIRECT ACCESS available via the website preventdirectaccess.com, and (ii) the WordPress plugin known as PASSWORD PROTECT WORDPRESS available via the website passwordprotectwp.com.

Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions contained therein, at the closing, Thinh agreed to sell to Onfolio, LLC the BWPS Business, all as more fully described in the Asset Purchase Agreement. The aggregate purchase price for the BWPS Business is as follows: (i) $1,250,000 paid in cash at the closing and $40,000.00 paid via a promissory note to be made by Onfolio, LLC payable to Thinh after the performance of certain obligations by Thinh and others as provided for in the Asset Purchase Agreement; and (ii) up to $60,000 in cash pursuant to the earn-out provisions of the Asset Purchase Agreement.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 herein is incorporated into this Item 2.01 by reference.

The Asset Purchase Agreement closed on October 25, 2022. Pursuant to the Asset Purchase Agreement, and on the terms and subject to the conditions contained therein, at the closing, the Company purchased the BWPS Business from Thinh, all as more fully described in the Asset Purchase Agreement. At the closing, $1,250,000 of the purchase price was paid in cash. The remainder of the purchase price is payable as follows: (i) $40,000 will paid via a promissory note to be made by Onfolio, LLC payable to Thinh after the performance of certain obligations by Thinh and others as provided for in the Asset Purchase Agreement; and (ii) up to $60,000 in cash pursuant to the earn-out provisions of the Asset Purchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 herein is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD.

On October 27, 2022, the Company issued a press release announcing the closing of the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To be filed by amendment not later than 71 days after the last date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

To be filed by amendment not later than 71 days after the last date on which this Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement - Hoang Huu Thinh (incorporated by reference to the Company’s Form 8-K filed on October 7, 2022)
99.1	Press release dated October 27, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: October 27, 2022	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer